Exhibit 99.1
EverCommerce Announces Fourth Quarter and Full Year 2022 Financial Results
Denver, CO (March 15, 2023) EverCommerce Inc. ("EverCommerce" or the "Company") (NASDAQ: EVCM), a leading service commerce platform, today announced financial results for the quarter and year ended December 31, 2022.
Fourth Quarter 2022 Financial Highlights
•Revenue of $161.8 million, an increase of 19.3% compared to $135.6 million for the quarter ended December 31, 2021.
•YoY Pro forma revenue growth rate of approximately 14.2% for the quarter ended December 31, 2022.
•Net loss was $17.8 million, or ($0.09) per basic and diluted share, for the quarter ended December 31, 2022, compared to net loss of $4.7 million, or ($0.02) per basic and diluted share, for the quarter ended December 31, 2021.
•Adjusted EBITDA was $35.2 million for the quarter ended December 31, 2022, compared to $29.3 million for the quarter ended December 31, 2021.

“EverCommerce reported full year pro forma revenue growth of 16%, above prior guidance despite increased macroeconomic headwinds that affected our marketing services solutions in the second half of the year,” said Eric Remer, EverCommerce’s Founder and CEO. “True to our goal of balancing growth with profitability, we tightly managed costs in the fourth quarter to drive margin expansion and we exceeded our guidance range for Adjusted EBITDA. Looking ahead to 2023, we continue to be focused on providing leading systems of action software to service SMBs across multiple vertical markets, embedding payments and other valuable add-on solutions to help them streamline their operations and drive growth.”

A reconciliation of GAAP to Non-GAAP measures has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Share Repurchases
On November 7th, 2022, our Board of Directors approved a $50.0 million increase in the previously announced stock repurchase authorization and extended the authorization through December 31, 2023. The total authorization now allows for the purchase up to $100.0 million in shares of the Company’s common stock
The Company repurchased and retired 2,854,858 shares of common stock for $21.1 million during the three months ended December 31, 2022.
Repurchases under the program may be made from time to time in the open market at prevailing market prices or in negotiated transactions off the market. Open market repurchases will be structured to occur within the pricing and volume requirements of Rule 10b-18. The Company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization. This program does not obligate the Company to acquire any particular amount of common stock and the program may be extended, modified, suspended or discontinued at any time at the Company’s discretion. The Company expects to fund repurchases with cash on hand.

Business Outlook
Based on information as of today, March 15, 2023, the Company is issuing the following financial guidance for the first quarter and full year 2023.
First Quarter 2023:
•Revenue is expected to be in the range of $157 million to $160 million.
•Adjusted EBITDA is expected to be in the range of $27 million to $29 million.
Full Year 2023:
•Revenue is expected to be in the range of $680 million to $700 million.
•Adjusted EBITDA is expected to be in the range of $134 million to $142 million.
A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to certain charges excluded from this non-GAAP measure; in particular, the measures and efforts of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. It is important to note that these charges could be material to EverCommerce's results computed in accordance with GAAP.
Conference Call Information
EverCommerce’s management team will hold a conference call to discuss our fourth quarter and full year 2022 results and outlook today, March 15, 2023, at 5:00 p.m. ET. To access this call, dial (888) 339-0752 (domestic) or (412) 902-4288 (international) and request the "EverCommerce" call. A live webcast of this conference call and an accompanying presentation will be available on the “Investor Relations” page of the Company’s website. An archived replay of the webcast will be available following the conclusion of the call.
Investor Contact
Brad Korch
SVP and Head of Investor Relations
720-796-7664
IR@evercommerce.com
Media Contact
Jeanne Trogan
VP of Communications
737-465-2897
Press@evercommerce.com
About EverCommerce
EverCommerce (Nasdaq: EVCM) is a leading service commerce platform, providing vertically-tailored, integrated SaaS solutions that help more than 685,000 global service-based businesses accelerate growth, streamline operations, and increase retention. Its modern digital and mobile applications create predictable, informed, and convenient experiences between customers and their service professionals. With its EverPro, EverHealth, and EverWell brands specializing in Home, Health, and Fitness & Wellness service industries, EverCommerce provides end-to-end business management software, embedded payment acceptance, marketing technology, and customer experience applications. Learn more at EverCommerce.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future operations and financial results, the underlying trends in our business, our market opportunity, our potential for growth and our strategy. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, our limited operating history and evolving business; our recent growth rates may not be sustainable or indicative of future growth; we may not achieve profitability in the future; we may continue to experience significant quarterly and annual fluctuations in our operating results due to a number of factors, which makes our future operating results difficult to predict; we may reduce our rate of acquisitions and may be unsuccessful in achieving continued growth through acquisitions; revenues and profits generated through acquisitions may be less than anticipated, and we may fail to uncover all liabilities of acquisition targets; we may need to incur additional indebtedness or seek capital through new equity or debt financings, which may not be available to us on acceptable terms or at all; we may not be able to continue to expand our share of our existing vertical markets or expand into new vertical markets; we face intense competition in each of the industries in which we operate; the industries in which we operate are rapidly evolving and the market for technology-enabled services that empower SMBs is relatively immature and unproven; we are dependent on payment card networks and payment processors and if we fail to comply with the applicable requirements of our payment network or payment processors, they can seek to fine us, suspend us or terminate our registrations through our bank sponsors; the inability to keep pace with rapid developments and changes in the electronic payments market or are unable to introduce, develop and market new and enhanced versions of our software solutions; real or perceived errors, failures or bugs in our solutions; unauthorized disclosure, destruction or modification of data, disruption of our software or services or cyber breaches; our estimated total addressable market is subject to inherent challenges and uncertainties; actual or perceived inaccuracies in our operational metrics may harm our reputation; failure to effectively develop and expand our sales and marketing capabilities; failure to maintain and enhance our reputation and brand recognition; inability to retain current customers or to sell additional functionality and services to them may adversely affect our revenue growth; our systems and our third-party providers’ systems may fail or our third-party providers may discontinue providing their services or technology or to us specifically; faster growth of lower margin solutions and services than higher margin solutions and services; risks related to the COVID-19 pandemic; economic and political risks, including the business cycles of our clients and changes in the overall level of consumer and commercial spending; our ability to retain and hire skilled personnel; risks related to our indebtedness; risks related to our material weakness and internal control over financial reporting; risks related to the increasing focus on environmental sustainability and social initiatives; our ability to adequately protect or enforce our intellectual property and other proprietary rights; risk of patent, trademark and other intellectual property infringement claims; risks related to governmental regulation; risks related to our sponsor stockholders agreement and qualifying as a “controlled company” under the rules of The Nasdaq Stock Market; as well as the other factors described in our Annual Report on Form 10-K for the year ended December 31, 2022 and updated by our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
Key Business and Financial Metrics
Pro Forma Revenue Growth Rate is a key performance measure that our management uses to assess our consolidated operating performance over time. Management also uses this metric for planning and forecasting purposes.
Our year-over-year Pro Forma Revenue Growth Rate is calculated as though all acquisitions closed as of the end of the latest period were closed as of the first day of the prior year period presented. In calculating Pro Forma Revenue Growth Rate, we add the revenue from acquisitions for the reporting periods prior to the date of acquisition (including estimated purchase accounting adjustments) to our results of operations, and then calculate our revenue growth rate between the reported periods. As a result, Pro Forma Revenue Growth Rate includes pro forma revenue from businesses acquired during the period, including revenue generated during periods when we did not yet own the acquired businesses. In including such pre-acquisition revenue, Pro Forma Revenue Growth Rate allows us to measure the underlying revenue growth of our business as it stands as of the end of the respective period, which we believe provides insight into our then-current operations. Pro Forma Revenue Growth Rate does not represent organic revenue generated by our business as it stood at the beginning of the respective period. Pro Forma Revenue Growth Rates are not necessarily indicative of either future results of operations or actual results that might have been achieved had the acquisitions been consummated on the first day of the prior year period presented. We believe that this metric is useful to investors in analyzing our financial and operational performance period over period and evaluating the growth of our business, normalizing for the impact of acquisitions. This metric is particularly useful to management due to the number of acquired entities.
Non-GAAP Financial Measures
EverCommerce has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). EverCommerce uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing EverCommerce’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with EverCommerce’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of EverCommerce’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Adjusted Gross Profit. Adjusted Gross Profit is a key performance measure that our management uses to assess our operational performance, as it represents the results of revenues and direct costs, which are key components of our operations. We believe that this non-GAAP financial measure is useful to investors and other interested parties in analyzing our financial performance because it reflects the gross profitability of our operations, and excludes the indirect costs associated with our sales and marketing, product development, general and administrative activities, and depreciation and amortization, and the impact of our financing methods and income taxes.
We calculate Adjusted Gross Profit as gross profit adjusted to exclude depreciation and amortization allocated to cost of revenues. Gross profit is calculated as total revenues less cost of revenues (exclusive of depreciation and amortization), amortization of developed technology, amortization of capitalized software and depreciation expense (allocated to cost of revenues). Adjusted Gross Profit should be viewed as a measure of operating performance that is a supplement to, and not a substitute for, operating income or loss, net earnings or loss and other U.S. GAAP measures of income (loss) or profitability.
Adjusted EBITDA. Adjusted EBITDA is a key performance measure that our management uses to assess our financial performance and is also used for internal planning and forecasting purposes. We believe that this non-GAAP financial measure is useful to investors and other interested parties in analyzing our financial performance because it provides a comparable overview of our operations across historical periods. In addition, we believe that providing Adjusted EBITDA, together with a reconciliation of net income (loss) to Adjusted EBITDA, helps investors make comparisons between our company and other companies that may have different capital structures, different tax rates, and/or different forms of employee compensation.
Adjusted EBITDA is used by our management team as an additional measure of our performance for purposes of business decision-making, including managing expenditures, and evaluating potential acquisitions. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in our financial results that may not be shown solely by period-to-period comparisons of net income or income from continuing operations. In addition, we may use Adjusted EBITDA in the incentive compensation programs applicable to some of our employees. Our Management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, and may not be directly comparable to similarly titled metrics used by other companies.
We calculate Adjusted EBITDA as net income (loss) adjusted to exclude interest and other expense, net, income tax benefit, loss on debt extinguishment, depreciation and amortization, other amortization, acquisition related costs, stock-based compensation, and other non-recurring costs. Other amortization includes amortization for capitalized contract acquisition costs. Acquisition related costs are specific deal-related costs such as legal fees, financial and tax due diligence, consulting and escrow fees. Other non-recurring costs are expenses such as system implementation costs and severance related to planned restructuring activities. Acquisition related costs and other non-recurring costs are excluded as they are not representative of our underlying operating performance. Adjusted

EBITDA should be viewed as a measure of operating performance that is a supplement to, and not a substitute for, operating income or loss, net earnings or loss and other U.S. GAAP measures of income (loss). The following table presents a reconciliation of net loss, the most directly comparable financial measure calculated in accordance with U.S. GAAP, to Adjusted EBITDA on a consolidated basis.

Consolidated Balance Sheets
(in thousands, except per share and share amounts)

	December 31,
	2022	2021

Assets
Current assets:
Cash and cash equivalents	$92,625	$93,993
Restricted cash	3,199	3,566
Accounts receivable, net of allowance for doubtful accounts of $4.7 million and $1.9 million at December 31, 2022 and 2021, respectively	48,032	40,514
Contract assets	12,971	11,039
Prepaid expenses and other current assets	23,760	22,505
Total current assets	180,587	171,617
Property and equipment, net	11,930	13,509
Capitalized software, net	32,554	24,000
Other non-current assets	46,855	24,296
Intangible assets, net	405,720	508,535
Goodwill	914,082	921,416
Total assets	$1,591,728	$1,663,373

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,373	$10,325
Accrued expenses and other	56,963	49,340
Deferred revenue	22,885	22,992
Customer deposits	11,360	9,828
Current maturities of long-term debt	5,500	10,943
Total current liabilities	105,081	103,428
Long-term debt, net of current maturities and deferred financing costs	530,946	535,184
Other non-current liabilities	49,008	39,113
Total liabilities	685,035	677,725

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.00001 par value, 50,000,000 shares authorized and no shares issued or outstanding as of December 31, 2022 and 2021	—	—
Common stock, $0.00001 par value, 2,000,000,000 shares authorized and 191,447,237 and 195,384,291 shares issued and outstanding at December 31, 2022 and 2021, respectively	2	2
Accumulated other comprehensive loss	(10,198)	(1,767)
Additional paid-in capital	1,489,935	1,500,643
Accumulated deficit	(573,046)	(513,230)
Total stockholders’ equity	906,693	985,648
Total liabilities and stockholders’ equity	$1,591,728	$1,663,373

Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share and share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021

Revenues:
Subscription and transaction fees	$121,611	$99,712	$465,345	$351,831
Marketing technology solutions	33,256	29,301	134,596	118,275
Other	6,931	6,636	20,805	20,033
Total revenues	161,798	135,649	620,746	490,139
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization presented separately below)	53,872	42,742	217,375	162,230
Sales and marketing	29,528	26,142	119,059	93,789
Product development	18,054	14,423	71,622	49,506
General and administrative	35,735	30,573	132,483	110,369
Depreciation and amortization	28,277	27,520	110,801	101,437
Total operating expenses	165,466	141,400	651,340	517,331
Operating loss	(3,668)	(5,751)	(30,594)	(27,192)
Interest and other expense, net	(12,832)	(4,849)	(33,902)	(36,111)
Loss on debt extinguishment	—	—	—	(28,714)
Net loss before income tax benefit (expense)	(16,500)	(10,600)	(64,496)	(92,017)
Income tax benefit (expense)	(1,273)	5,869	4,680	10,051
Net loss	(17,773)	(4,731)	(59,816)	(81,966)
Other comprehensive loss:
Foreign currency translation gains (losses), net	7,380	(795)	(8,431)	(3,313)
Comprehensive loss	$(10,393)	$(5,526)	$(68,247)	$(85,279)

Net loss attributable to common stockholders:
Net loss	$(17,773)	$(4,731)	$(59,816)	$(81,966)
Adjustments to net loss	—	—	—	(15,105)
Net loss attributable to common stockholders	$(17,773)	$(4,731)	$(59,816)	$(97,071)

Basic and diluted net loss per share attributable to common stockholders	$(0.09)	$(0.02)	$(0.31)	$(0.82)

Basic and diluted weighted-average shares of common stock outstanding used in computing net loss per share	192,903,016	195,362,351	194,624,968	117,795,280

Consolidated Statements of Cash Flows
(in thousands)

	Twelve months ended December 31,
	2022	2021

Cash flows provided by operating activities:
Net loss	$(59,816)	$(81,966)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	110,801	101,437
Stock-based compensation	26,818	22,095
Deferred taxes	(7,477)	(12,026)
Amortization of deferred financing costs and non-cash interest	2,093	4,843
Bad debt expense	5,578	2,044
Loss on debt extinguishment	—	28,714
Other non-cash items	4,747	700
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(13,206)	(13,342)
Prepaid expenses and other current assets	(3,823)	(8,009)
Other non-current assets	4,937	(10,514)
Accounts payable	(1,868)	(3,961)
Accrued expenses and other	3,076	(3,267)
Deferred revenue	160	8,646
Other non-current liabilities	(7,218)	2,088
Net cash provided by operating activities	64,802	37,482

Cash flows used in investing activities:
Purchases of property and equipment	(2,566)	(3,103)
Capitalization of software costs	(15,514)	(11,692)
Acquisition of companies, net of cash acquired	—	(364,873)
Net cash used in investing activities	(18,080)	(379,668)

Cash flows provided by (used in) financing activities:
Payments on debt	(9,500)	(1,028,457)
Proceeds from long-term debt	—	850,966
Deferred financing costs	—	(8,135)
Exercise of stock options	1,819	1,319
Proceeds from preferred stock issuance, net	—	109,782
Proceeds from common stock issuance, net	—	415,708
Proceeds from common stock issuance for Employee Stock Purchase Plan	3,366	—
Repurchase and retirement of common stock	(42,994)	—
Net cash provided by (used in) financing activities	(47,309)	341,183
Effect of foreign currency exchange rate changes on cash	(1,148)	224
Net decrease in cash and cash equivalents and restricted cash	(1,735)	(779)
Cash and cash equivalents and restricted cash:
Beginning of period	97,559	98,338
End of period	$95,824	$97,559

	Twelve months ended December 31,
	2022	2021
	(in thousands)

Supplemental disclosures of cash flow information:
Cash paid for interest	$30,077	$30,847
Cash paid for income taxes	$2,511	$1,495

Supplemental disclosures of noncash investing and financing activities:
Rollover equity in consideration of net assets acquired	$—	$726
Accretion of Series B preferred stock to redemption value	$—	$15,105

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
	(in thousands)

Reconciliation from Gross Profit to Adjusted Gross Profit:
Gross profit	$101,275	$87,808	$380,122	$308,301
Depreciation and amortization	6,651	5,099	23,249	19,608
Adjusted gross profit	$107,926	$92,907	$403,371	$327,909

	Three months ended December 31,		Twelve months ended December 31,
	2022	2021	2022	2021
	(in thousands)

Reconciliation from Net loss to Adjusted EBITDA:
Net loss	$(17,773)	$(4,731)	$(59,816)	$(81,966)
Adjusted to exclude the following:
Interest and other expense, net	12,832	4,849	33,902	36,111
Income tax expense (benefit)	1,273	(5,869)	(4,680)	(10,051)
Loss on debt extinguishment	—	—	—	28,714
Depreciation and amortization	28,277	27,520	110,801	101,437
Other amortization	1,198	858	4,261	2,814
Acquisition related costs	358	466	1,028	3,452
Stock-based compensation expense	7,042	5,246	26,818	22,095
Other non-recurring costs	1,976	938	6,735	4,592
Adjusted EBITDA	$35,183	$29,277	$119,049	$107,198